UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 11, 2012

CHINA VALVES TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34542	86-0891931
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21F Kineer Plaza
226 Jinshui Road
Zhengzhou, Henan Province
People’s Republic of China 450008
People’s Republic of China
(Address of principal executive offices)

(86) 371-8612-7222
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

As previously disclosed in a current report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on July 13, 2012, BDO China Shu Lun Pan CPAS LLP informed China Valves Technology, Inc. (the "Company") of its decision to resign as the Company's independent registered public accounting firm, effective July 9, 2012. As a result, the Company does not anticipate that it will be able to file the quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2012 (the “Form 10-Q”) timely in accordance with the Securities Exchange Act of 1934. On August 24, 2012, the Company was informed by the staff of NASDAQ Stock Market that it is not in compliance with the NASDAQ Listing Rule 5250(c)(1) for its failure to file the Form 10-Q. In addition, on August 30, 2012, two independent directors notified the Company’s Board of Directors that they resigned as the Company’s directors, effective immediately. As a result of the resignation of the two directors, the Company is not currently in compliance with Listing Rules 5605(b)(1) and 5605(c)(2)(A) of the NASDAQ Stock Market LLC.

On September 11, 2012, the Board of Directors of the Company determined that it is in the best interest of the Company to voluntarily delist the Company’s common stock from the NASDAQ Global Market. In connection therewith, the Company notified The NASDAQ Stock Market on September 11, 2012 of the Company’s intention to file a Form 25, Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, with the SEC on or about September 21, 2012.

It is expected that the delisting will take effect on or about October 1, 2012 and the Company’s common stock will become eligible for trading on the over-the-counter market thereafter. The Company will continue to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and intends to continue to file all periodic and other reports with the SEC as required under applicable federal securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Valves Technology, Inc.

Date: September 11, 2012

/s/ Jianbao Wang
Jianbao Wang
Chief Executive Officer